UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

____________________

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Compensatory Arrangements of Certain Officers.

(e) At a meeting held on December 12, 2018, the Compensation Committee of the Board of Directors of Redwood Trust, Inc. (the “Company”) considered and approved the following compensation matters for the named executive officers of the Company noted below.

2018 Year-End Long-Term Equity Compensation Awards. On December 12, 2018, the Compensation Committee approved 2018 year-end long-term equity compensation awards to certain named executive officers of the Company. Two different types of equity awards were granted: Deferred Stock Units (“DSUs”) and Performance Stock Units (“PSUs”) pursuant to the Company’s Amended and Restated 2014 Incentive Award Plan (the “2014 Incentive Plan”). The terms of each of these two types of awards are summarized below.

•	The DSUs granted on December 12, 2018 will vest over four years, with 25% of each award vesting on January 31, 2020, and an additional 6.25% vesting on the first day of each subsequent quarter (beginning April 1, 2020), with full vesting of the final 6.25% on December 11, 2022. The DSUs will vest in full upon a termination of service (i) either without “cause” or for “good reason”, in either case, on or within 24 months following a change in control, or (ii) due to the officer’s death or disability. In addition, the DSUs are subject to partial or full accelerated vesting upon a termination of service due to the officer’s “retirement”. Shares of Company common stock underlying these DSUs will be distributed to the recipients not later than December 31, 2022, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan.

•	Each DSU granted on December 12, 2018 had a grant date fair value of $16.18, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made. The number of DSUs granted to each officer was determined based on a dollar amount for each award divided by the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the grant date. The DSUs have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time the Company declares a common stock dividend during the vesting period and until the underlying shares of common stock are distributed. The terms of these DSUs are set forth in the Form of Deferred Stock Unit Award Agreement (which is included as Exhibit 10.1 hereto and incorporated by reference herein).

•	The PSUs granted on December 12, 2018 are performance-based equity awards under which the number of underlying shares of Company common stock that vest and that the recipient becomes entitled to receive at the time of vesting will generally range from 0% to 250% of the target number of PSUs granted (for each executive, such target number, the “Target PSUs”), with the Target PSUs granted being adjusted to reflect the value of any dividends declared on Company common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur as of January 1, 2022 based on a three-step process as described below.

First, baseline vesting would range from 0 – 200% of the Target PSUs granted based on the level of book value total stockholder return (“bvTSR”) attained over the three-year vesting period, with 100% of the Target PSUs vesting if three-year bvTSR is 25%.

Second, the vesting level would then be adjusted to increase or decrease by up to an additional 50 percentage points based on Redwood’s relative total stockholder return (“rTSR”) against a comparator group of companies measured over the three-year vesting period, with median rTSR performance correlating to no adjustment from the baseline level of vesting.

Third, if the vesting level after steps one and two is greater than 100% of the Target PSUs, but absolute total shareholder return (“TSR”) is negative over the three-year performance period, vesting would be capped at 100% of Target PSUs.

In the event of a termination of employment due to the officer’s death or disability, by the Company without cause, by the officer for good reason or due to the officer’s retirement (each, a “qualifying termination”), in any event, during the performance period, the PSUs will remain outstanding and eligible to vest based on the achievement of performance goals during the performance period. The number of PSUs that ultimately vest (if any) will be pro-rated in connection with a retirement during 2019 or a termination of employment by the Company without cause; the pro-ration will be applied based on the number of days the officer was employed during 2019 and the performance period, respectively.

In addition, in the event of a change in control, PSUs will be earned based on the achievement of performance goals through the shortened performance period ending with the change in control (with the bvTSR goal being deemed achieved at target). The number of PSUs earned will remain outstanding and eligible to vest as time-vesting PSUs on January 1, 2022, subject to the officer’s continued employment. If the officer experiences a qualifying termination prior to January 1, 2022, the then-outstanding time-vesting PSUs will vest.

Subject to vesting, shares of Company common stock underlying these PSUs will be distributed to the recipients not later than March 31, 2022, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan. At the time of vesting, the value of any dividends declared during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Company common stock that a stockholder would have acquired during the three-year vesting period had all dividends during that period been reinvested in Company common stock. Between the vesting of these PSUs and the delivery of the underlying shares of Company common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time the Company declares a common stock dividend during that period.

Each PSU granted on December 12, 2018 had a grant date fair value of $17.23, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made. The terms of these PSUs are set forth in the Form of Performance Stock Unit Award Agreement (which is included as Exhibit 10.2 hereto and incorporated by reference herein) and the 2014 Incentive Plan.

In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2018 year-end long-term equity compensation awards granted on December 12, 2018 to the following officers of the Company are set forth in the table below:

	Deferred Stock Units (“DSUs”)		Performance Stock Units (“PSUs”)
	#	Aggregate Grant Date Fair Value(1)(2)	#	Aggregate Grant Date Fair Value(1)(2)
Christopher J. Abate, Chief Executive Officer	77,255	$1,250,000	72,547	$1,250,000

Dashiell I. Robinson, President	61,804	$1,000,000	58,038	$1,000,000

Andrew P. Stone, Executive Vice President and General Counsel	29,357	$475,000	27,568	$475,000

Collin L. Cochrane, Chief Financial Officer	24,721	$400,000	23,215	$400,000

Garnet W. Kanouse, Managing Director – Head of Residential	30,902	$500,000	29,019	$500,000

(1)	Determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.
(2)	Rounded to nearest $100.00 increment.

Amendments to Outstanding Long-Term Equity Compensation Awards. In addition, on December 12, 2018, the Company made certain amendments to outstanding equity awards under the 2014 Incentive Plan, including DSUs and PSUs outstanding to named executive officers of the Company. The amendments modify the terms of such DSUs and PSUs such that the awards will vest in full upon a termination of service either without “cause” or for “good reason”, in either case, on or within 24 months following a change in control, consistent with the change in control provisions contained in the 2018 equity awards granted on December 12, 2018. The amendment to these outstanding equity awards is set forth in the Form of Letter Agreement Amendment to Equity Awards under 2014 Incentive Plan (which is included as Exhibit 10.3 hereto and incorporated by reference herein).

2019 Base Salaries.  On December 12, 2018, the Compensation Committee made determinations regarding the 2019 base salaries of certain named executive officers of the Company.  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2019 base salaries of the following named executive officers of the Company are set forth in the table below, together with the percentage increase from their 2018 base salaries:

		% Change from
	2019 Base Salary	2018 Base Salary [1]
Christopher J. Abate, Chief Executive Officer	$750,000	11%

Dashiell I. Robinson, President	$600,000	14%

Andrew P. Stone, Executive Vice President and General Counsel	$400,000	0%

Collin L. Cochrane, Chief Financial Officer	$375,000	7%

Garnet W. Kanouse, Managing Director – Head of Residential	$475,000	6%

(1)	Percent change is calculated from the base salary in effect at December 31, 2018.

2019 Target Annual Bonuses.  On December 12, 2018, the Compensation Committee made determinations regarding the 2019 target annual bonuses of certain named executive officers of the Company. Performance goals associated with earning target annual bonuses for these officers for 2019 will be based on one or more of the following: the achievement of a pre-established overall Company financial performance goal, the achievement of pre-established operational and/or segment financial performance goals, and the achievement of pre-established individual goals.  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2019 target annual bonuses of the following named executive officers of the Company are set forth in the table below, together with a comparison to their target annual bonuses for 2018.

	2019 Target Annual Bonus (as a % of 2019 Base Salary)	% Change from 2018 Target Annual Bonus Percentage (%)	2019 Target Annual Bonus ($)
Christopher J. Abate, Chief Executive Officer	175%	0%	$1,312,500

Dashiell I. Robinson, President	165%	10%	$990,000

Andrew P. Stone, Executive Vice President and General Counsel	120%	4%	$480,000

Collin L. Cochrane, Chief Financial Officer	125%	14%	$468,750

Garnet W. Kanouse, Managing Director – Head of Residential	140%	4%	$665,000

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Deferred Stock Unit Award Agreement under 2014 Incentive Plan (2018 Form of Award Agreement)

Exhibit 10.2	Form of Performance Stock Unit Award Agreement under 2014 Incentive Plan (2018 Form of Award Agreement)

Exhibit 10.3	Form of Letter Agreement Amendment to Equity Awards under 2014 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2018	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Andrew P. Stone
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Form of Deferred Stock Unit Award Agreement under 2014 Incentive Plan (2018 Form of Award Agreement)
10.2	Form of Performance Stock Unit Award Agreement under 2014 Incentive Plan (2018 Form of Award Agreement)
10.3	Form of Letter Agreement Amendment to Equity Awards under 2014 Incentive Plan